                               OPERATING AGREEMENT

                                       OF

                         TORTOISE TOTAL RETURN FUND, LLC

The Units referred to in this Operating Agreement have not been registered under the Securities Act of 1933 or any other  securities laws, and such Units may not be  transferred  without  appropriate  registration  or the  availability  of an exemption from such registration requirements.

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                                TABLE OF CONTENTS

                                       i

   5.16    EXECUTION OF DOCUMENTS FILED WITH SECRETARY OF STATE OF DELAWARE

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                                       iv

                               OPERATING AGREEMENT
                                       OF
                         TORTOISE TOTAL RETURN FUND, LLC

     THIS OPERATING AGREEMENT (this "Agreement"), made and entered into this 7th day of June,  2007,  by and among the  persons  set forth on Schedule A attached hereto.

                                    RECITAL:

     Tortoise  Total  Return  Fund,  LLC (the  "Company")  has been  formed as a limited  liability  company under the Delaware Limited Liability Company Act and the parties hereto do hereby adopt this Agreement as the operating  agreement of the Company.

                                   AGREEMENT:

     In  consideration  of the  premises  and the  mutual  agreements  contained herein, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

     1.1 Terms Defined  Herein.  As used herein,  the following terms shall have the following meanings, unless the context otherwise specifies:

     "Act" means the  Delaware  Limited  Liability  Company Act, as amended from time to time.

     "Adjusted Capital Account Deficit" means,  with respect to any Member,  the deficit  balance,  if any, in such Member's Capital Account as of the end of the relevant  fiscal year,  after giving  effect to the following  adjustments:  (i)
increased  for any amounts such Member is  unconditionally  obligated to restore and the amount of such Member's share of Company Minimum Gain and Member Minimum
Gain after taking into account any changes during such year; and (ii) reduced by the items described in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d)(4),  (5) and
(6).

     "Agreement" means this Operating  Agreement of the Company, as amended from time to time.

     "Available  Cash"  means the  aggregate  amount of cash on hand or in bank, money  market or similar  accounts  of the  Company as of the end of each fiscal
quarter  derived  from  any  source  (other  than  Capital   Contributions   and
Liquidation  Proceeds)  that the Board of Directors  determines is available for distribution  to the Members  after taking into  account any amount  required or appropriate to maintain a reasonable amount of Reserves.

     "Bankruptcy",  with respect to any Person,  means the entry of an order for relief with  respect to such Person  under the  Federal  Bankruptcy  Code or the insolvency of such Person under any state insolvency act.

     "Board of  Directors"  means the group of Directors  elected by the Members pursuant to Article V to manage the business and affairs of the Company.

     "Capital Account" means the separate account  established and maintained by the Company for each Member and each Transferee pursuant to Section 3.3.

     "Capital  Contribution"  means with respect to a Member the total amount of cash and the agreed upon net Fair Value of property  contributed  by such Member
(or such  Member's  predecessor  in  interest) to the capital of the Company for such Member's Interest.

     "Certificate"  means the  Certification  of Formation of the Company  filed with the Delaware Secretary of State, as amended from time to time.

     "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to time, or the corresponding provisions of future laws.

     "Company"  means  Tortoise  Total  Return  Fund,  LLC, a  Delaware  limited liability company.

     "Company  Minimum Gain" shall have the same meaning as partnership  minimum gain set forth in Treasury  Regulation ss. 1.704 2(d)(1).  Company  Minimum Gain
shall be determined, first, by computing for each Nonrecourse Debt any gain that the Company  would  realize if the Company  disposed of the property  subject to that  liability  for no  consideration  other  than  full  satisfaction  of such liability and, then,  aggregating the separately computed gains. For purposes of computing  gain,  the Company  shall use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3 hereof. In any taxable year in which a Revaluation  occurs,  the net increase or decrease in Company  Minimum Gain for such taxable year shall be determined  by:
(1)  calculating  the net decrease or increase in Company Minimum Gain using the current  year's book value and the prior year's amount of Company  Minimum Gain, and (2) adding back any decrease in Company Minimum Gain arising solely from the
Revaluation.

     "Credits"  means  all tax  credits  allowed  by the Code  with  respect  to activities of the Company or the Property.

     "Director"  means  each  of the  natural  persons  elected  by the  Members pursuant to Article V to serve on the Board of Directors and, as permitted under the 1940 Act,  each natural  person  appointed by the  remaining  members of the
Board of Directors to fill vacancies.

     "Distributions"  means any  distributions  by the Company to the Members of
Available Cash or Liquidation Proceeds or other amounts.

     "Event of Withdrawal"  means an event upon the occurrence of which a Member ceases to be a Member of the Company pursuant to Section 9.7.

     "Fair  Value"  of an asset  means  its fair  market  value,  as  determined pursuant to policies adopted by the Board of Directors.

     "Income"   and "Loss" mean,  respectively,  for each  fiscal  year or other period, an amount equal to the Company's taxable income or loss for such year or period,  determined in  accordance  with Code ss.  703(a),  except that for this purpose  (i) all  items  of  income,  gain,  deduction  or loss  required  to be separately  stated by Code ss.  703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures  described  in Code  ss.  705(a)(2)(B)  (or  treated  as  Code  ss.
705(a)(2)(B)     expenditures    pursuant    to    Treasury    Regulation    ss.
1.704-1(b)(2)(iv)(i))  and not otherwise taken into account in computing taxable income or loss shall be  subtracted;  and (iv)  taxable  income or loss shall be adjusted to reflect any item of income or loss specifically allocated in Article
IV.

     "Initial Capital Contributions" means the Capital Contributions made by the
Members pursuant to Section 3.1 of this Agreement.

     "Interest"  refers to all of a Member's rights and interests in the Company in such Member's capacity as a Member, all as provided in this Agreement and the
Act,  including,  without  limitation,  the  Member's  interest in the  capital, income, gain, deductions, losses, and credits of the Company, if any.

     "Liquidation Proceeds" means all Property at the time of liquidation of the
Company and all proceeds thereof.

     "Majority  in  Interest"  means any Member or group of  Members  holding an aggregate of more than fifty percent (50%) of the  Percentage  Interests held by all Members.

     "Member" means each Person  executing this Agreement and each Person who is subsequently  admitted  to the  Company as a Member  pursuant  to Section 9.3 or
Section 9.5 of this Agreement (including those acquiring Preferred Units), other than a Person who ceases to be a Member of the  Company  pursuant to Section 9.7 as a result of an Event of Withdrawal.  For purposes of the allocation of Income or Loss, or items thereof, Member shall include a transferee of a Member.

     "Member  Minimum  Gain" shall have the same meaning as partner  nonrecourse debt minimum gain as set forth in Treasury  Regulation ss.  1.704-2(i)(3).  With respect to each Member Nonrecourse Debt, Member Minimum Gain shall be determined by computing  for each Member  Nonrecourse  Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration  other than full  satisfaction of such liability.  For purposes of computing  gain,  the Company  shall use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3 of this Agreement.  In any taxable year in which a Revaluation  occurs,  the net increase or  decrease  in Member  Minimum  Gain for such  taxable  year shall be determined  by: (1)  calculating  the net decrease or increase in Member Minimum
Gain using the current  year's book value and the prior year's  amount of Member
Minimum  Gain,  and (2) adding back any decrease in Member  Minimum Gain arising solely from the Revaluation.

     "Member   Nonrecourse   Debt"  shall  have  the  same  meaning  as  partner
nonrecourse debt set forth in Treasury Regulation ss. 1.704-2(b)(4).

     "Member  Nonrecourse  Deductions"  shall  have the same  meaning as partner nonrecourse  deductions  set forth in  Treasury  Regulation  ss.  1.704-2(i)(2).
Generally,  the amount of Member Nonrecourse Deductions with respect to a Member
Nonrecourse  Debt for a fiscal year equals the net  increase  during the year in the amount of the Member Minimum Gain  (determined  in accordance  with Treasury
Regulation  ss.  1.704-2(i))  reduced  (but not  below  zero)  by the  aggregate distributions  made during the year of proceeds of Member  Nonrecourse  Debt and allocable to the increase in Member  Minimum  Gain  determined  according to the provisions of Treasury Regulation ss. 1.704-2(i).

     "Net Asset Value" means an amount equal to the excess of (A) the sum of (i)
the Fair  Value of any  securities  held by the  Company;  plus  (ii) any  cash, receivables,  prepaid  expenses,  and  deferred  charges and other assets of the
Company,  over (B) the sum of (i) the amount of all  liabilities  of the Company and all proper reserves with respect  thereto,  including,  without  limitation, brokerage fees, advisory fees,  professional and administrative  fees, notes and accounts payable,  and accrued expenses,  including,  without  limitation,  both
current  and  deferred   income  and  expense   reimbursement;   plus  (ii)  any
distributions payable on Interests.  The Board of Directors shall be responsible for  determining  the Net Asset Value promptly  after  completion of each fiscal quarter and from time to time, as determined by the Board of Directors.

     "Nonrecourse  Debt"  means a Company  liability  with  respect  to which no
Member bears the economic risk of loss as determined  under Treasury  Regulation
ss.ss. 1.752-1(a)(2) and 1.752-2.

     "Nonrecourse  Deductions"  shall  have  the  same  meaning  as  nonrecourse deductions  set forth in Treasury  Regulation  ss.  1.704-2(c).  Generally,  the
amount of  Nonrecourse  Deductions  for a fiscal year equals the net increase in the amount of Company  Minimum Gain  (determined  in  accordance  with  Treasury
Regulation ss.  1.704-2(d)) during such year reduced (but not below zero) by the aggregate  distributions  made during the year of proceeds of a Nonrecourse Debt that are allocable to the increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation ss. 1.704-2(c) and (h).

     "Percentage  Interest",  with  respect  to  each  Member,  shall  mean  the percentage  determined  by dividing  the number of units  (other than  Preferred
Units that may be issued  pursuant to Section 9.5(c)) held by such Member by the total number of units (other than such Preferred Units) held by all Members.

     "Person" means any  individual,  partnership,  limited  liability  company, corporation, cooperative, trust or other entity.

     "Preferred  Units"  Means  the  Units  that may be  issued  by the  Company pursuant  to  Section  9.5(c)  hereof,  having  such  rights,  preferences,  and interests  in  capital,  income,  gain,  deductions,  losses,  and credits as is determined  by the Board of Directors  and as is otherwise  consistent  with the terms  hereof.  Preferred  Units  shall not give the  holder  thereof  any right hereunder other than the right to participate in a specified guaranteed payment.
Specifically,  Preferred  Units  shall not give the holder  thereof the right to vote, except as required by the Act or the 1940 Act.

     "Prime Rate" means the rate of interest  reported  from time to time in the money section of The Wall Street Journal as the prime rate.

     "Property"  means all  properties  and assets  that the  Company may own or otherwise have an interest in from time to time.

     "Redeemed  Member"  shall have the meaning set forth in Section  4.5(a)(ii)
hereof.

     "Redeemed Member Gain Potential" shall mean the excess,  if any, of (i) the proceeds  received by the Redeemed  Member on the  redemption of the  applicable
Units  pursuant to Section 9.6 hereof over (ii) the Redeemed  Member's  adjusted basis of such Units for Federal income tax purposes.

     "Redeemed Member Loss Potential" shall mean the excess,  if any, of (i) the
Redeemed  Member's  adjusted basis of the applicable  redeemed Units pursuant to
Section  9.6 hereof for  Federal  income tax  purposes,  over (ii) the  proceeds received by the Redeemed Member on the redemption of such Units.

     "Reserves"  means  amounts  set  aside  from  time to time by the  Board of
Directors pursuant to Section 4.9 of this Agreement.

     "Revaluation"  shall mean the  occurrence of any event  described in clause
(x), (y) or (z) in the third paragraph of Section 3.3 of this Agreement in which the book basis of Property is adjusted to its Fair Value.

     "Substitute Member" shall have the meaning set forth in Section 9.3.

     "Super-Majority  in Interest"  means any Member or group of Members holding an aggregate of at least seventy-five  percent (75%) of the Percentage Interests held by all Members.

     "Tax Matters Member" means the Person designated pursuant to Section 8.4 to represent the Company in matters before the Internal Revenue Service.

     "Transfer" means (i) when used as a verb, to give, sell, exchange,  assign, transfer,  pledge,  hypothecate,  bequeath,  devise or  otherwise  dispose of or encumber,  and (ii) when used as a noun, the nouns  corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

     "Transferee"  shall  have the  meaning  set  forth in  Section  9.2 of this
Agreement.

     "Transferor"  shall  have the  meaning  set  forth in  Section  9.2 of this
Agreement.

     "Treasury  Regulations"  means the regulations  promulgated by the Treasury
Department  with respect to the Code, as such  regulations are amended from time to time, or the corresponding provisions of future regulations.

     "Unit" is a measure of each Member's relative ownership of the Interests.

     "1940 Act" means the  Investment  Company Act of 1940, as amended from time to time.

     1.2 Other Definitional Provisions.

          (a) As used in this  Agreement,  accounting  terms not defined in this
     Agreement,  and accounting  terms partly defined to the extent not defined, shall have the respective  meanings given to them under generally  accepted accounting principles.

          (b) The words "hereof,"  "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and  not to any  particular  provision  of  this  Agreement,  and  section, subsection,  schedule and exhibit  references are to this Agreement  unless otherwise specified.

          (c) Words of the  masculine  gender  shall be deemed  to  include  the feminine or neuter genders, and vice versa, where applicable.  Words of the singular  number  shall be deemed to include  the plural  number,  and vice versa, where applicable.

                   ARTICLE II - BUSINESS PURPOSES AND OFFICES

     2.1 Name;  Business Purpose.  The name of the Company shall be as set forth in the Certificate. The business purpose of the Company shall be to transact any and all lawful  business  for which a limited  liability  company  may be formed under the Act.

     2.2 Powers.  In addition to the powers and  privileges  conferred  upon the
Company by law and those  incidental  thereto,  the Company  shall have the same powers as a natural person to do all things necessary or convenient to carry out its business and affairs,  including,  without  limitation,  the power to do the following:

          (a)  Sue  and  be  sued,  complain  and  defend,  and  participate  in administrative or other proceedings, in its name;

          (b) Issue, by sale or otherwise,  or acquire, by purchase,  redemption or otherwise, any Interest;

          (c) Purchase, take, receive, lease as lessee, take by gift, legacy, or otherwise acquire,  own, hold, improve, use, and otherwise deal in and with any real or personal property, or any interest therein, wherever situated;

          (d)  Sell,  convey,  mortgage,  pledge,  lease  as  lessor,  exchange, transfer,  and  otherwise  dispose of all, any part of, or any interest in, its property and assets;

          (e) Purchase, take, receive,  subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise use and deal in and with,  shares or other  interests in, or obligations of, other domestic or foreign limited  liability  companies,
     corporations,   associations,   general   or   limited   partnerships,   or
     individuals,  or direct or indirect  obligations of the United States or of
     any  other  government,   state,   territory,   governmental   district  or
     municipality or of any instrumentality thereof;

          (f) Incur  liabilities,  borrow  money for its proper  purposes at any rate of  interest  that the  Company may  determine  without  regard to the restrictions of any usury law of the State of Delaware, issue notes, bonds, and other obligations,  secure any of its obligations by mortgage or pledge or deed  of  trust  of all or any  part of its  property,  franchises,  and income, and make contracts, including contracts of guaranty and suretyship;

          (g) Conduct its business, carry on its operations, have offices within and  without  the State of  Delaware,  and  exercise  in any  other  state, territory,  district,  or possession of the United States or in any foreign country the powers granted by the Act, the Certificate or this Agreement;

          (h) Make and alter this Agreement, in any manner not inconsistent with
     the   Certificate   or  the  laws  of  the  State  of  Delaware,   for  the
     administration and regulation of the affairs of the Company;

          (i) Become a partner, member, or associate of any general partnership,
     limited  partnership,   joint  venture  or  similar  association,   limited
     liability company, or any other enterprise; and

          (j) Cease the activities of the Company and surrender the franchise of the Company.

     2.3 Principal Office.  The principal office of the Company shall be located at 10801 Mastin  Boulevard,  Suite 222,  Overland Park, Kansas 66210, or at such other place(s) as the Board of Directors may determine from time to time.

     2.4 Registered  Office and Registered  Agent.  The initial  location of the registered  office and the name of the  registered  agent of the  Company in the
State of Delaware shall be as stated in the Certificate.  The registered  office and  registered  agent of the Company in the State of  Delaware  may be changed, from time to time, by the Board of Directors.

     2.5 Amendment of the  Certificate.  The Company shall amend the Certificate at such time or times and in such  manner as may be required by the Act and this
Agreement.

     2.6 Effective  Date.  This Agreement  shall be effective upon the date that the Certificate is filed with the Secretary of State of Delaware.

     2.7 Liability of Members. No Member or Director,  solely by reason of being a Member or  Director,  or both,  shall be liable,  under a judgment,  decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company,  whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, Director,  agent, or employee of the Company. The failure of the Company to observe any  formalities or  requirements  relating to the exercise of its powers or  management  of its business or affairs under this
Agreement or the Act shall not be grounds for imposing  liability on the Members or Directors for the debts, obligations, or liabilities of the Company.

     2.8 Interest Not Acquired for Resale.  Each Member  hereby  represents  and warrants  to the  Company and to each other  Member  that:  (a) in the case of a
Member who is not a natural person,  that the Member is duly organized,  validly existing,  and in good standing under the law of its state of  organization  and that it has the requisite  power and authority to execute this  Agreement and to perform its obligations  hereunder;  (b) the Member is acquiring an Interest for such Member's own account as an  investment  and without an intent to distribute such Interest;  and (c) the Member acknowledges that the Interests have not been registered  under the Securities Act of 1933 or any state  securities  laws, and such Member's  Interest may not be resold or  transferred  by the Member without appropriate registration or the availability of an exemption under such laws.

                 ARTICLE III - CAPITAL CONTRIBUTIONS AND LOANS

     3.1 Capital  Contributions.  Upon the  execution  of this  Agreement,  each
Member shall make an initial cash  contribution to the capital of the Company in the amount set forth opposite such Member's name on Schedule A attached hereto.

     3.2 Additional Capital  Contributions.  No Member shall be required to make any  additional  capital  contributions  to the Company  after the initial  cash contribution contemplated by Section 3.1.

     3.3 Capital  Accounts.  A separate  Capital Account shall be maintained for each Member and each  Transferee.  Each  Member's  Capital  Account shall be (a)
increased by (i) the amount of money  contributed by such Member,  (ii) the Fair
Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code ss. 752), (iii)  allocations to such Member,  pursuant to Article IV, of  Company  income  and gain (or items  thereof),  and (iv) to the  extent  not already  netted  out under  clause  (b)(ii)  below,  the  amount of any  Company liabilities  assumed  by the  Member  or  which  are  secured  by  any  property distributed  to such  Member;  and (b)  decreased  by (i) the  amount  of  money distributed to such Member, (ii) the Fair Value of property  distributed to such
Member (net of liabilities secured by such distributed property that such Member is  considered  to  assume  or take  subject  to  under  Code  ss.  752),  (iii)
allocations  to such  Member,  pursuant  to  Article  IV,  of  Company  loss and deductions  (or items  thereof),  and (iv) to the extent not already  netted out under clause (a)(ii) above,  the amount of any liabilities of the Member assumed by the Company or which are secured by any property  contributed  by such Member to the Company.

         In the event any Interest is transferred  in accordance  with the terms of this  Agreement,  the Transferee  shall succeed to the Capital Account of the
Transferor to the extent it relates to the transferred  interest and the Capital
Account of each  Transferee  shall be increased  and decreased in the manner set forth above.

     In the event of (x) an additional capital contribution by an existing or an additional  Member of more than a de minimis  amount that  results in a shift in
Percentage  Interests,  (y) the  distribution by the Company to a Member of more than a de minimis  amount of  property  as  consideration  for an  Interest or a distribution  of property other than money or (z) the liquidation of the Company within the meaning of Treasury  Regulation  ss.  1.704-1(b)(2)(ii)(g),  the book basis

of the Property shall be adjusted to Fair Value and the Capital  Accounts of all the  Members  shall be adjusted  simultaneously  to reflect  the  aggregate  net adjustment to book basis as if the Company  recognized gain or loss equal to the amount of such aggregate net adjustment; provided, however, that the adjustments resulting from clause (x) or (y) above shall be made only if (and to the extent)
the  Board of  Directors  determines  that such  adjustments  are  necessary  or appropriate to reflect the relative economic interests of the Members.

     In the event that  Property is subject to Code ss. 704(c) or is revalued on the books of the Company in accordance with the preceding  paragraph pursuant to
ss.  1.704-1(b)(2)(iv)(f)  of the Treasury  Regulations,  the  Members'  Capital
Accounts shall be adjusted in accordance  with ss.  1.704-1(b)(2)(iv)(g)  of the
Treasury   Regulations   for   allocations  to  the  Members  of   depreciation,
amortization  and gain or loss,  as  computed  for  book  purposes  (and not tax purposes) with respect to such Property.

     The foregoing  provisions  of this Section 3.3 and the other  provisions of this Agreement  relating to the maintenance of capital  accounts are intended to comply with Treasury  Regulation  ss.ss.  1.704-1(b)  and 1.704-2,  and shall be interpreted and applied in a manner  consistent with such Treasury  Regulations.
In the event it is  determined  by the Board of Directors  that it is prudent or advisable to modify the manner in which the Capital  Accounts,  or any increases or  decreases  thereto,  are  computed  in order to comply  with  such  Treasury
Regulations,  the Board of  Directors  may cause  such  modification  to be made provided  that  it is not  likely  to  have a  material  effect  on the  amounts distributable  to any Member upon the dissolution of the Company,  and the Board of  Directors,  upon any  such  determination  by the  Board  of  Directors,  is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

     3.4 Capital Withdrawal Rights,  Interest and Priority.  Except as expressly provided in this  Agreement,  no Member  shall be entitled to withdraw or reduce such Member's Capital Account or to receive any  Distributions.  No Member shall be  entitled  to demand or receive  any  Distribution  in any form other than in cash. No Member shall be entitled to receive or be credited with any interest on the  balance in such  Member's  Capital  Account  at any time.  Except as may be otherwise  expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member's Capital Account.

     3.5 Loans.  Any Member may make a loan to the Company in such  amounts,  at such times and on such terms and  conditions  as may be approved by the Board of
Directors.  Loans by any  Member  to the  Company  shall  not be  considered  as contributions to the capital of the Company.

                   ARTICLE IV - ALLOCATIONS AND DISTRIBUTIONS

     4.1  Non  Liquidation  Cash  Distributions.  The  Board  of  Directors  may
determine  from time to time at their sole and  absolute  discretion  whether to make any distribution of Available Cash. The Board of Directors may from time to time, at its sole discretion,  change any  distribution  policy it may adopt. If the  Board of  Directors  does  determine  to make any cash  distributions,  the
Company shall distribute such amount in accordance with the Member's  respective
Percentage Interests.

     4.2 Liquidation Distributions. Liquidation Proceeds shall be distributed in the following order of priority:

          (a) To the payment of debts and liabilities of the Company  (including to Members to the extent  otherwise  permitted  by law) and the expenses of liquidation.

          (b) Next, to the setting up of such reserves as the Person required or authorized  by law to wind up the  Company's  affairs may  reasonably  deem necessary  or  appropriate  for  any  disputed,  contingent  or  unforeseen liabilities or obligations of the Company,  provided that any such reserves shall be paid over by such Person to an  independent  escrow  agent,  to be held by such agent or its  successor  for such period as such Person  shall deem  advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period,  the balance of such  reserves,  if any,  shall be  distributed  as  hereinafter provided.

          (c) The remainder to the Members in accordance  with and to the extent of their  respective  positive  Capital Account  balances after taking into account the allocation of all Income or Loss pursuant to this Agreement for the fiscal year(s) in which the Company is liquidated.

     4.3  Income,  Losses and  Distributive  Shares of Tax Items.  Except as set
forth in Section 4.4 or 4.5 hereof,  the  Company's  Income or Loss, as the case may be, for each fiscal year of the Company,  as determined  in accordance  with such method of accounting as may be adopted for the Company  pursuant to Article
VI hereof,  shall be allocated to the Members for both financial  accounting and income  tax  purposes  as set forth in this  Article  IV,  except  as  otherwise provided for herein or unless all Members agree otherwise.

     4.4 Allocation of Income, Loss and Credits.

          (a) Income or Loss and Credits for each fiscal year shall be allocated among the Members in accordance with their Percentage Interests.

          (b) If the  Company  shall  have a change in the  relative  Percentage
     Interests  among the Members  during the fiscal  year,  the  Company  shall separate  the fiscal  year into  separate  periods  and shall  compute  the
     Income,  Loss and  Credits  for each such  period and shall  allocate  such
     Income,  Loss and Credits as if each such period was a separate fiscal year for purposes of Section  4.4(a)  consistent  with the provisions of Section
     4.5(k) below.

     4.5 Special Rules Regarding  Allocation of Tax Items.  Notwithstanding  the
foregoing  provisions of Article IV, the following  special rules shall apply in allocating tax items of the Company:

          (a) ss. 704(c) and Revaluation  Allocations and Allocations of Gain or
     Loss Incurred as a Result of a Redemption.

               (i)  In  accordance   with  Code  ss.  704(c)  and  the  Treasury
          Regulations thereunder,  income, gain, loss and deduction with respect to any  property

                                       10

          contributed  to the  capital  of the  Company  shall,  solely  for tax purposes,  be allocated among the Members so as to take account of any variation  between the adjusted  basis of such property to the Company for  federal  income  tax  purposes  and its Fair Value at the time of contribution. In the event of a Revaluation, subsequent allocations of income,  gain,  loss and deduction with respect to such property shall take  account of any  variation  between  the  adjusted  basis of such property to the Company for federal  income tax  purposes and its Fair
          Value  immediately  after the  adjustment  in the same manner as under
          Code ss. 704(c) and the Treasury Regulations thereunder. Any elections or other decisions  relating to such allocations  shall be made by the
          Board of  Directors in a manner that  reasonably  reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section
          4.5(a)(i) are solely for income tax purposes and shall not affect,  or in any way be taken into account in computing,  for book purposes, any
          Member's  Capital Account or share of Income or Loss,  pursuant to any provision of this Agreement.

               (ii)  Notwithstanding  Section 4.3 and Section  4.5(a),  if (x) a
          Member ("Redeemed Member") shall have all or a portion of his Interest in the  Company  redeemed  pursuant  to Section 9.6 hereof and (y) the
          Company  recognizes  taxable  gain or loss (such net  amount  shall be referred to as either the  "Redeemed  Taxable  Gain" or the  "Redeemed
          Taxable  Loss") on the  disposition  of its  assets as a result of the
          Company's  redemption of any Units pursuant to Section 9.6 hereof, the
          Company  shall  determine  the amount of taxable  gain or taxable loss recognized  by the  Company on the sale or  exchange  of its assets in order to fund the Company's payment of redemption proceeds. If, and to the  extent,  the  Redeemed  Member  shall have  Redeemed  Member Gain
          Potential,  the  Company  shall  allocate to such  Redeemed  Member an amount of Redeemed  Taxable  Gain equal to the lesser of the  Redeemed
          Taxable Gain or the  Redeemed  Member Gain  Potential.  If, and to the
          extent, the Redeemed Member shall have Redeemed Member Loss Potential, the  Company  shall  allocate  to such  Redeemed  Member  an amount of
          Redeemed Taxable Loss equal to the lesser of the Redeemed Taxable Loss or the Redeemed Member Loss Potential.  To the extent Redeemed Taxable
          Gain or Redeemed  Taxable Loss is  allocated  pursuant to this Section
          4.5(a)(ii),  the Company  shall take such  allocation  into account in allocating the remaining  taxable gain or taxable loss to the Redeemed
          Member (with  respect to Units not  redeemed)  and the other  Members.
          Allocations  pursuant to this Section 4.5(a)(ii) are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, any Member's Capital Account or share of Income or Loss, pursuant to any provision of this Agreement.

          (b) Minimum Gain  Chargeback.  Notwithstanding  any other provision of this Article IV, if there is a net decrease in Company  Minimum Gain during a Company  taxable year, each Member shall be allocated items of income and gain for such year (and, if necessary,  for subsequent  years) in an amount equal to that  Member's  share of the net decrease in Company  Minimum Gain during such year  (hereinafter  referred to as the "Minimum Gain Chargeback
     Requirement"). A Member's share of the net decrease in Company Minimum Gain is the amount of the total decrease  multiplied by the Member's

                                       11

     percentage  share of the Company Minimum Gain at the end of the immediately preceding  taxable  year.  A Member  is not  subject  to the  Minimum  Gain
     Chargeback  Requirement  to the extent:  (i) the Member's  share of the net decrease in Company  Minimum Gain is caused by a guarantee,  refinancing or other  change in the debt  instrument  causing  it to become  partially  or wholly recourse debt or a Member Nonrecourse Debt, and the Member bears the economic  risk of loss for the newly  guaranteed,  refinanced  or otherwise changed liability;  (ii) the Member contributes capital to the Company that is used to repay the  Nonrecourse  Debt and the  Member's  share of the net decrease in Company  Minimum Gain results from the repayment;  or (iii) the
     Minimum  Gain  Chargeback  Requirement  would  cause a  distortion  and the
     Commissioner of the Internal Revenue Service waives such requirement.

          A  Member's  share  of  Company  Minimum  Gain  shall be  computed  in accordance with Treasury Regulation ss. 1.704-2(g) and as of the end of any
     Company taxable year shall equal: (1) the sum of the Nonrecourse Deductions allocated to that Member up to that time and the distributions made to that
     Member up to that time of proceeds of a  Nonrecourse  Debt  allocable to an increase  of  Company  Minimum  Gain,  minus  (2) the sum of that  Member's aggregate  share of net decrease in Company Minimum Gain plus that Member's aggregate  share of  decreases  resulting  from  revaluations  of  Property subject to  Nonrecourse  Debts.  In addition,  a Member's  share of Company
     Minimum  Gain shall be adjusted for the  conversion  of recourse and Member
     Nonrecourse  Debts  into  Nonrecourse  Debts in  accordance  with  Treasury
     Regulation ss. 1.704-2(g)(3).  In computing the above, amounts allocated or distributed  to the Member's  predecessor  in interest  shall be taken into account.

          (c)  Member  Minimum  Gain  Chargeback.   Notwithstanding   any  other
     provision of this Article IV other than Section  4.5(b),  if there is a net decrease in Member Minimum Gain during a Company  taxable year, each Member who has a share of the  Member  Minimum  Gain  (determined  under  Treasury
     Regulation  ss.  1.704-2(i)(5)  as of the  beginning  of the year) shall be allocated  items of income and gain for such year (and, if  necessary,  for subsequent  years)  equal to that  Member's  share of the net  decrease  in
     Member   Minimum  Gain.  In  accordance   with  Treasury   Regulation   ss.
     1.704-2(i)(4),  a  Member  is not  subject  to  this  Member  Minimum  Gain
     Chargeback  requirement  to the extent the net  decrease in Member  Minimum
     Gain arises because the liability ceases to be Member  Nonrecourse Debt due to a conversion,  refinancing or other change in the debt  instrument  that causes it to be partially  or wholly a  Nonrecourse  Debt.  The amount that
     would   otherwise  be  subject  to  the  Member  Minimum  Gain   Chargeback
     requirement is added to the Member's share of Company Minimum Gain.

          (d)  Qualified  Income  Offset.  In the event any Member  unexpectedly receives an adjustment,  allocation or  distribution  described in Treasury
     Regulation  ss.  1.704-1(b)(2)(ii)(d)(4),   (5)  or  (6),  that  causes  or
     increases such Member's Adjusted Capital Account Deficit,  items of Company income and gain shall be  specially  allocated  to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible,  provided that an allocation under this Section 4.5(d)
     shall be made if and only to the extent such Member  would have an Adjusted
     Capital Account Deficit after all other  allocations  under this Article IV have been made.

                                       12

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be  allocated to the Members in  proportion  to their
     Percentage Interests.

          (f) Member Nonrecourse  Deductions.  Any Member Nonrecourse Deductions
     shall be allocated to the Member who bears the risk of loss with respect to the loan to which such Member  Nonrecourse  Deductions are  attributable in accordance with Treasury Regulation ss. 1.704-2(i).

          (g) Curative Allocations.  Any special allocations of items of income, gain,  deduction or loss pursuant to Sections 4.5(b), (c), (d), (e) and (f)
     shall be taken into account in computing  subsequent  allocations of income and gain  pursuant to this  Article IV, so that the net amount of any items so allocated and all other items  allocated to each Member pursuant to this
     Article IV shall, to the extent  possible,  be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such  adjustments,  allocations or distributions had not occurred.  In addition,  allocations  pursuant to this Section  4.5(g) with respect to Nonrecourse  Deductions in Section 4.5(e) and Member Nonrecourse
     Deductions  in Section  4.5(f)  shall be deferred to the extent the Members reasonably  determine  that  such  allocations  are  likely to be offset by subsequent  allocations  of Company  Minimum Gain or Member  Minimum  Gain,
     respectively.

          (h) Loss Allocation  Limitation.  Notwithstanding the other provisions of this Article IV, unless  otherwise  agreed to by all of the Members,  no
     Member  shall be  allocated  Loss in any  taxable  year that would cause or increase an Adjusted  Capital Account Deficit as of the end of such taxable year.

          (i)  Share  of  Nonrecourse   Liabilities.   Solely  for  purposes  of
     determining  a  Member's  proportionate  share of the  "excess  nonrecourse liabilities"  of the Company within the meaning of Treasury  Regulation ss.
     1.752-3(a)(3),  each Member's  interest in Company profits is equal to such
     Member's respective Percentage Interest.

          (j) Compliance with Treasury Regulations.  The foregoing provisions of this Section 4.5 are  intended to comply with  Treasury  Regulation  ss.ss.
     1.704-1(b),  1.704-2 and 1.752-1 through 1.752-5,  and shall be interpreted and applied in a manner consistent with such Treasury  Regulations.  In the event it is  determined  by the Board of  Directors  that it is  prudent or advisable  to amend  this  Agreement  in order  comply  with such  Treasury
     Regulations,  the Board of  Directors  is empowered to amend or modify this
     Agreement, notwithstanding any other provision of this Agreement.

          (k) General  Allocation  Provisions.  Except as otherwise  provided in this  Agreement,  all items that are  components of Income or Loss shall be divided among the Members in the same proportions as they share such Income or Loss, as the case may be, for the year. For purposes of determining  the
     Income,  Loss or any other items for any period,  Income,  Loss or any such other items shall be  determined  on a daily,  monthly or other  basis,  as determined  by the Board of Directors  using any  permissible  method under
     Code ss. 706 and the Treasury Regulations thereunder.

                                       13

          4.6 Withholding of Distributions.  Notwithstanding any other provision of this  Agreement,  the Board of  Directors  (or any  Person  required  or authorized by law to wind up the Company's affairs) may suspend,  reduce or otherwise restrict Distributions of Available Cash and Liquidation Proceeds
     when,  in its sole  opinion,  such action is in the best  interests  of the
     Company.

          4.7 No Priority. Except as may be otherwise expressly provided herein, no Member shall have priority over any other Member as to Company  capital, income, gain, deductions, loss, credits or distributions.

          4.8 Tax  Withholding.  Notwithstanding  any  other  provision  of this
     Agreement,  the Board of Directors is authorized to take any action that it determines  to be necessary or  appropriate  to cause the Company to comply with any withholding  requirements  established under any federal, state or
     local  tax  law,  including,   without   limitation,   withholding  on  any
     Distribution to any Member. For all purposes of this Article IV, any amount withheld on any Distribution and paid over to the appropriate  governmental body shall be treated as if such amount had in fact been distributed to the
     Member.

          4.9  Reserves.  The  Board  of  Directors  shall  have  the  right  to establish, maintain and expend Reserves to provide for working capital, for future  maintenance,  repair  or  replacement  of the  Property,  for  debt service, for future investments and for such other purposes as the Board of
     Directors may deem necessary or advisable.

                             ARTICLE V - MANAGEMENT

          5.1  Management.  The  business  and affairs of the  Company  shall be managed by five (5) natural persons who shall be referred to as "Directors"
     and who, acting as a board, shall constitute the "Board of Directors." Each
     Director shall hold office until such Director's  successor is duly elected or until such Director's  earlier death or resignation.  Directors need not be  Members  of the  Company.  Except  as  expressly  limited  by law,  the
     Certificate or this Agreement, the Property and the business of the Company shall be  controlled  and managed by the Board of  Directors.  The Board of
     Directors shall have and is vested with all powers and authorities,  except as expressly limited by law, the Certificate,  or this Agreement,  to do or cause  to be done  any and  all  lawful  things  for and in  behalf  of the
     Company,  to  exercise or cause to be  exercised  any or all of its powers, privileges and franchises,  and to seek the effectuation of its objects and purposes.  From time to time,  the Board of Directors may, but shall not be required  to, elect one of the  Directors to serve as the  "Chairman of the
     Board." The  Chairman of the Board  shall  carry out the  decisions  of the
     Board of Directors.

          5.2 Election of the Board of Directors. The initial Board of Directors shall be  selected  by the  initial  Member of the  Company.  Elections  of
     Directors  shall not be required to be held at any regular  frequency,  but shall be held as  required  by the 1940 Act,  to the extent the  Company is subject to such Act. In electing each Director,  each Member shall have the right to cast as many votes in the  aggregate as shall equal the Units held by such Member.  Vacancies  on the Board of Directors  may be filled by the remaining members of the Board of Directors, except as required by the 1940
     Act, to the extent the Company is subject to such Act.

                                       14

          5.3 Meetings of the Board of Directors; Place of Meetings. Meetings of
     the Board of  Directors  shall be held  periodically.  All  meetings of the
     Board of Directors shall be held at the principal  office of the Company or at such other place, either within or without the State of Kansas, as shall be  designated  by the  Director[s]  calling  the meeting and stated in the notice of the  meeting  or in a duly  executed  waiver  of notice  thereof.
     Directors may  participate  in a meeting of the Board of Directors by means of  conference  telephone  equipment  or similar  communications  equipment whereby all Directors  participating in the meeting can hear each other and participation  in a meeting in this  manner  shall  constitute  presence in person at the meeting.

          5.4  Quorum;  Voting  Requirement.  At all  meetings  of the  Board of
     Directors,  a  majority  of the  number of  Directors  then  serving  shall constitute a quorum for the transaction of business.  The act of a majority in number of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

          5.5  Notice  of  Meeting.  Notice  of each  meeting  of the  Board  of
     Directors, stating the place, day and hour of the meeting shall be given to each Director at least one day before the day on which the meeting is to be held.  The notice may be given by any  Director.  "Notice"  and "call" with respect to such meetings shall be deemed to be synonymous.

          5.6 Waiver of Notice.  Whenever  any notice is required to be given to any Director  under the provisions of this  Agreement,  a waiver thereof in writing  signed by such  Director,  whether before or after the time stated
     therein,  shall  be  deemed  equivalent  to  the  giving  of  such  notice.
     Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting  except where a Director  attends a meeting for the express purposes  of  objecting  to the  transaction  of any  business  because the meeting is not lawfully called or convened.

          5.7 Action Without a Meeting. Any action that is required to be or may be taken at a meeting  of the  Board of  Directors  may be taken  without a meeting if  consents  in writing,  setting  forth the action so taken,  are signed by all of the Directors.  The consents shall have the same force and effect as a unanimous vote at a meeting duly held.

          5.8 Compensation of Directors.  Directors shall not receive any stated
     salary for their  services as Directors  but, by resolution of the Board of
     Directors,  may receive compensation per year and/or per meeting and/or per visit to real property or other  facilities  owned or leased by the Company and for any service or activity they  performed or engaged in as Directors.
     Directors may be  reimbursed  for expenses of  attendance,  if any, at each annual,  regular or special  meeting  of the Board of  Directors  or of any committee  thereof and for their expenses,  if any, in connection with each property  visit and any other service or activity they performed or engaged in as  Directors;  but  nothing  herein  contained  shall be  construed  to preclude any Directors  from serving the Company in any other  capacity and receiving compensation therefor.

          5.9  Restrictions  on  Authority of Board of  Directors.  The Board of
     Directors  shall  not  be  authorized  to  act  to  consummate  any  of the following:

               (a) A merger or consolidation of the Company with another Person;

                                       15

               (b)  Change  of the  status  of the  Company  from  one in  which management  is  vested  in the  Board  of  Directors  to one in  which management is vested in the Members;

               (c) The sale, lease,  exchange, or other disposition,  other than by mortgage,  deed of trust, or pledge, of all, or substantially  all, the Property, with or without the goodwill, of the Company; or

               (d) Modify, compromise or release the amount and character of the contributions  that a Member shall make as the  consideration  for the issuance of an Interest.

The approval of a Super-Majority in Interest shall be required for the foregoing transactions.

     5.10 Meetings of Members; Place of Meetings.  Meetings of the Members shall not be required to be held on any regular frequency. Meetings of the Members may be held for any purpose or purposes,  unless  otherwise  prohibited by law or by the  Certificate,  and may be called by the Board of Directors.  All meetings of the  Members  shall be held at the  principal  office of the  Company or at such other place,  within or without the State of Kansas, as shall be designated from time to time by the Board of  Directors  and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Members may participate in a
meeting  of  the   Members  by  means  of   conference   telephone   or  similar
communications  equipment  whereby all Members  participating in the meeting can hear each other and  participation  in a meeting in this manner shall constitute presence in person at the meeting.

     5.11 Quorum; Voting Requirement.  The presence, in person or by proxy, of a
Majority in Interest shall  constitute a quorum for the  transaction of business by the  Members.  If less than a  Majority  in  Interest  are  represented  at a meeting, a majority of the Interests so represented may adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment,  without further notice.  At such adjourned meeting at which a quorum shall be present or represented  by proxy,  any  business  may be  transacted  that  might have been transacted at the meeting as originally  noticed.  The Members present at a duly
convened   meeting  may  continue  to  transact   business  until   adjournment,
notwithstanding  the  withdrawal  of enough  Members to  constitute  less than a quorum.  Each  Member  shall  have the  right to vote in  accordance  with  such
Member's  Percentage  Interest.  The affirmative  vote of a Majority in Interest shall constitute a valid decision of the Members,  except where a larger vote is required by the Act,  the  Certificate  or this  Agreement.  At any time that no
Person shall have the right to vote or to  participate  in the management of the business and affairs of the Company with respect to a particular Interest,  then the Percentage  Interest  represented by such Interest shall be disregarded  for the purposes of determining  whether a quorum is present at a meeting of Members and in determining  whether the requisite  Percentage  Interest  necessary for a valid decision of the Members has been obtained.

     5.12 Proxies. At any meeting of the Members,  every Member having the right to vote thereat shall be entitled to vote in person or by proxy  appointed by an instrument in writing signed by such Member and bearing a date not more than one year prior to such meeting.

                                       16

     5.13 Action Without  Meeting.  Any action required or permitted to be taken at any meeting of the  Members of the Company may be taken  without a meeting if the action is evidenced by one or more written consents setting forth the action to be taken and signed by each Member entitled to vote.

     5.14  Notice of  Meetings.  Notice  stating  the place,  day,  hour and the purpose for which the meeting is called  shall be given,  not less than ten (10)
days nor more than sixty (60) days before the date of the meeting,  by or at the direction of the Members calling the meeting, to each Member entitled to vote at such meeting. A Member's attendance at a meeting:

          (a)  Waives  objection  to lack of notice or  defective  notice of the meeting,  unless such Member,  at the beginning of the meeting,  objects to holding the meeting or transacting business at the meeting; and

          (b) Waives objection to  consideration  of a particular  matter at the meeting that is not within the purpose or purposes  described in the notice of meeting, unless such Member objects to considering the matter when it is presented.

     5.15  Waiver of  Notice.  When any  notice is  required  to be given to any
Member of the  Company  hereunder,  a waiver  thereof in writing  signed by such
Member,  whether  before,  at,  or  after  the  time  stated  therein,  shall be equivalent to the giving of such notice.

     5.16  Execution of Documents  Filed with Secretary of State of Delaware and
Waiver of Receipt of Copy of Filed  Documents.  Any Director shall be authorized to execute and file, or cause the  execution  and filing,  with the Secretary of
State of Delaware any document  permitted or required by the Act. Such documents shall be  executed  and filed only after the  Members or the Board of  Directors have  approved or  consented  to such action in the manner  provided  herein and under  the Act.  The  Members  hereby  waive  any  requirement  under the Act of receiving a copy of any document filed with the Secretary of State of Delaware.

     5.17  Voting  by  Certain  Holders.  In the  case  of a  Member  that  is a corporation,  its Interest may be voted by such  officer,  agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such  corporation  may determine.  In the case of a
Member that is a general or limited  partnership,  its Interest may be voted, in person or by proxy, by such Person as is designated by such Member.  In the case of a Member that is another  limited  liability  company,  its  Interest  may be voted,  in person or by proxy,  by such Person as is designated by the operating agreement of such other limited  liability  company,  or, in the absence of such designation, by such Person as is designated by the limited liability company.

     5.18 Limitation of Liability; Indemnification.

          (a)  Limitation.  No  Person  shall be liable  to the  Company  or its
     Members for any loss, damage,  liability or expense suffered by the Company or its  Members on  account  of any action  taken or omitted to be taken by such Person as a Director or officer of the Company or by such Person while serving at the  request of the  Company  as a  director,  officer or in any
     other  comparable  position  of  any  Other  Enterprise,   if  such  Person
     discharges such Person's  duties in good faith,  exercising the same degree of care

                                       17

     and  skill  that  a  prudent   person  would  have   exercised   under  the
     circumstances in the conduct of such prudent person's own affairs, and in a manner such Person  reasonably  believes to be in the best  interest of the
     Company. A Director's  liability  hereunder shall be limited only for those actions  taken or omitted to be taken by such  Director in the discharge of such Director's  obligations for the management of the business and affairs of the Company. The provisions of this subsection are not intended to limit the  liability  of any  Director  or officer  for any  obligations  of such
     Director or officer  undertaken  in this  Agreement in such  Director's  or officer's capacity as a Member.

          (b) Right to Indemnification.  The Company shall indemnify each Person who has  been  or is a party  or is  threatened  to be made a party  to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action,  suit or proceeding is by or in the right of the Company or by third  parties) by reason of the fact that such Person is or was a Director or  officer of the  Company,  or is or was  serving  at the  request of the
     Company as a director,  officer or in any other comparable  position of any
     Other Enterprise against all liabilities and expenses,  including,  without limitation,  judgments, amounts paid in settlement, attorneys' fees, excise taxes or  penalties,  fines and other  expenses,  actually  and  reasonably incurred by such Person in connection with such action,  suit or proceeding
     (including,  without limitation, the investigation,  defense, settlement or appeal of such action,  suit or proceeding);  provided,  however,  that the
     Company  shall not be  required  to  indemnify  or advance  expenses to any
     Person  from or on  account  of such  Person's  conduct  that  was  finally adjudged  to have been  knowingly  fraudulent,  deliberately  dishonest  or willful  misconduct;  provided,  further,  that the  Company  shall  not be required to indemnify or advance  expenses to any Person in connection with an  action,  suit  or  proceeding  initiated  by  such  Person  unless  the initiation of such action,  suit or proceeding was authorized in advance by the  Board  of  Directors;  provided,  further,  that a  Director  shall be indemnified  hereunder  only for those actions taken or omitted to be taken by such Director in the discharge of such  Director's  obligations  for the management  of the business and affairs of the Company or Other  Enterprise and that the  provisions  of this  Section  5.18 are not intended to extend indemnification  to any  Director  or officer for any  obligations  of such
     Director or officer  undertaken  in this  Agreement in such  Director's  or officer's  capacity as a Member.  The  termination  of any action,  suit or proceeding by judgment,  order,  settlement,  conviction or under a plea of nolo  contendere  or  its  equivalent,  shall  not,  of  itself,  create  a presumption  that such Person's  conduct was finally  adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

          (c) Enforcement of  Indemnification.  In the event the Company refuses to indemnify  any Person who may be entitled to be  indemnified  or to have expenses advanced under this Section 5.18, such Person shall have the right to maintain an action in any court of  competent  jurisdiction  against the
     Company  to  determine  whether  or not such  Person  is  entitled  to such indemnification or advancement of expenses hereunder.  If such court action is  successful  and  the  Person  is  determined  to be  entitled  to  such indemnification or advancement of expenses, such Person shall be reimbursed by the  Company  for all  fees and  expenses  (including  attorneys'  fees)
     actually  and  reasonably

                                       18

     incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

          (d)  Advancement of Expenses.  Expenses  (including  attorneys'  fees)
     reasonably  incurred by any Person potentially  entitled to indemnification hereunder  in  defending  an action,  suit or  proceeding,  whether  civil, criminal, administrative,  investigative or appellate, shall be paid by the
     Company  in  advance  of the  final  disposition  of such  action,  suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall  ultimately be determined that such Person is not  entitled  to  indemnification  by the  Company.  In no event shall any advance be made in instances  where the Board of  Directors or  independent legal counsel reasonably  determines that such Person would not be entitled to indemnification hereunder.

          (e)  Non-Exclusivity.  The  indemnification  and  the  advancement  of expenses  provided by this Section 5.18 shall not be exclusive of any other rights to which those seeking  indemnification  or  advancement of expenses may be  entitled  under any  statute,  or any  agreement,  vote of Members, policy of  insurance  or  otherwise,  both as to  action in their  official capacity  and  as  to  action  in  another  capacity  while  holding  their respective  offices,  and shall  not  limit in any way any  right  that the
     Company may have to make  additional  indemnifications  with respect to the same or different Persons or classes of Persons.  The  indemnification  and advancement of expenses  provided by, or granted  pursuant to, this Section
     5.18 shall  continue  as to a Person  who has  ceased to be a  Director  or officer of the  Company,  and as to a Person who has ceased  serving at the request of the  Company as a director,  officer or in any other  comparable position  of any Other  Enterprise  and shall  inure to the  benefit of the heirs, executors and administrators of such Person.

          (f)  Insurance.  Upon the  approval  of the  Board of  Directors,  the
     Company may purchase and maintain  insurance on behalf of any Person who is or was a Director,  officer,  Tax Matters Member,  agent or employee of the
     Company,  or is or was serving at the request of the Company as a director, officer  or in any  other  comparable  position  of any  Other  Enterprise, against any  liability  asserted  against  such Person and incurred by such
     Person in any such  capacity,  or arising  out of such  Person's  status as such,  whether or not the Company would have the power,  or the obligation, to indemnify  such Person  against such  liability  under the provisions of this Section 5.18.

          (g)  Amendment  and  Vesting  of  Rights.  Notwithstanding  any  other provision of this Agreement,  the terms and provisions of this Section 5.18 shall not be amended or  repealed  and the  rights to  indemnification  and advancement of expenses created hereunder shall not be changed,  altered or terminated  except by the approval of a  Super-Majority  in  Interest.  The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such
     Person's  being or serving or having served as a Director or officer of the
     Company or serving at the request of the Company as a director,  officer or in any other  comparable  position of any Other  Enterprise and, while this
     Section 5.18 may be amended or repealed,  no such amendment or repeal shall release, terminate or adversely affect the

                                       19

     rights of such Person under this Section 5.18 with respect to any act taken or the failure to take any act by such Person  prior to such  amendment  or repeal or with respect to any action,  suit or  proceeding  with respect to such act or failure to act filed after such amendment or repeal.

          (h) Definitions. For purposes of this Section 5.18, references to:

               (i) The "Company" shall include,  in addition to the resulting or surviving limited liability company (or other entity), any constituent limited liability company (or other entity) (including any constituent of a constituent)  absorbed in a  consolidation  or merger so that any
          Person who is or was a director or officer of such constituent limited liability  company  (or other  entity),  or is or was  serving  at the request  of such  constituent  limited  liability  company  (or  other entity) as a director,  officer or in any other comparable position of any  Other  Enterprise  shall  stand in the same  position  under  the provisions  of this  Section  5.18 with  respect to the  resulting  or surviving  limited  liability company (or other entity) as such Person would if such Person had served the  resulting  or  surviving  limited liability company (or other entity) in the same capacity;

               (ii) "Other  Enterprises"  or "Other  Enterprise"  shall include, without limitation, any other limited liability company,  corporation, partnership, joint venture, trust or employee benefit plan;

               (iii) "fines" shall include any excise taxes  assessed  against a person with respect to an employee benefit plan;

               (iv) "defense"  shall include  investigations  of any threatened, pending or completed  action,  suit or  proceeding  as well as appeals
          thereof  and  shall  also  include  any   defensive   assertion  of  a
          cross-claim or counterclaim; and

               (v)  "serving at the request of the  Company"  shall  include any service as a  director,  officer or in any other  comparable  position that imposes duties on, or involves services by, a Person with respect to an employee benefit plan, its participants, or beneficiaries; and a
          Person who acted in good faith and in a manner such Person  reasonably believed to be in the interest of the participants  and  beneficiaries of an employee benefit plan shall be deemed to have acted "in the best interest of the Company" as referred to in this Section 5.18.

          (i)  Severability.  If any  provision  of  this  Section  5.18  or the application  of any such  provision to any Person or  circumstance  is held invalid, illegal or unenforceable for any reason whatsoever,  the remaining provisions of this Section 5.18 and the  application  of such  provision to other Persons or  circumstances  shall not be affected  thereby and, to the fullest extent possible, the court finding such provision invalid,  illegal or unenforceable shall modify and construe the provision so as to render it valid and  enforceable  as  against  all  Persons  and to give the  maximum possible protection to Persons subject to indemnification hereby within the bounds of  validity,  legality  and  enforceability.  Without  limiting the generality of the  foregoing,  if any Director or officer

                                       20

     of the  Company or any Person who is or was  serving at the  request of the
     Company as a director,  officer or in any other comparable  position of any
     Other  Enterprise,  is entitled under any provision of this Section 5.18 to indemnification  by the  Company  for some or a portion  of the  judgments, amounts  paid  in  settlement,  attorneys'  fees,  ERISA  excise  taxes  or penalties,  fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or  proceeding  (including,  without  limitation,  the  investigation, defense, settlement or appeal of such action, suit or proceeding),  whether civil,  criminal,  administrative,  investigative  or  appellate,  but not,
     however,   for  all  of  the  total  amount  thereof,   the  Company  shall
     nevertheless  indemnify  such Person for the portion  thereof to which such
     Person is entitled.

     5.19 Contracts with Members,  Directors or Their Affiliates. No contract or transaction  between the Company and one of its Members or  Directors or between the  Company  and any  Person  in which one of its  Members  or  Directors  is a director or  officer,  or has a  financial  interest,  shall be void or voidable solely for this reason,  or solely because such Member or Director is present at or participates in any meeting of the Members or Board of Directors at which the contract or  transaction  is  authorized,  or solely  because  such  Member's or
Director's  vote is counted for such purpose,  if, in  connection  with any such meeting of the Members,  the material  facts as to such  Member's or  Director's relationship  are known to the Members and the Members holding a majority of the
Percentage Interests held by those Members who are disinterested with respect to such contract or transaction authorize such contract or transaction, even though the  disinterested  Members be less than a quorum, or if, in connection with any such meeting of the Board of Directors,  the material  facts as to such Member's or Director's relationship are known to the Board of Directors, and the majority of the  Directors  who  are  disinterested  with  respect  to such  contract  or
transaction   authorize   such   contract  or   transaction,   even  though  the
disinterested  Directors be less than a quorum.  Interested Members or Directors may be  counted  in  determining  the  presence  of a quorum at a meeting of the
Members  or  Board  of  Directors  at  which  the  contract  or  transaction  is authorized.

     5.20 Other  Business  Ventures.  Any Member or  Director  may engage in, or possess an interest in, other business ventures of every nature and description, independently  or with others,  whether or not similar to or in competition with the business of the Company,  and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such other  business  ventures or to the  income  or  profits  derived  therefrom.  Neither  the  Members  nor the
Directors  shall be required to devote all of their time or business  efforts to the affairs of the Company, but shall devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company.

                            ARTICLE VI - COMMITTEES

     6.1 Number,  Tenure and Qualifications.  The Board of Directors may appoint from among its members an Executive Committee, an Audit and Valuation Committee,
a  Nominating  and  Governance  Committee,  a  Compliance  Committee  and  other committees,  composed of one or more directors,  to serve at the pleasure of the
Board of Directors.

                                       21

     6.2 Powers.  The Board of Directors  may delegate to  committees  appointed under  Section 1 of this  Article  any of the powers of the Board of  Directors, except as prohibited by law.

     6.3  Meetings.  Notice  of  committee  meetings  shall be given in the same manner as notice for  meetings  of the Board of  Directors.  A  majority  of the members  of the  committee  shall  constitute  a quorum for the  transaction  of business at any meeting of the committee. The act of a majority of the committee members  present at a meeting shall be the act of such  committee.  The Board of
Directors  may designate a chairman of any  committee,  and such chairman or, in the absence of a chairman,  any two  members of any  committee  (if there are at least two  members of the  Committee)  may fix the time and place of its meeting unless the Board shall  otherwise  provide.  In the absence of any member of any such committee,  the members thereof present at any meeting, whether or not they constitute a quorum,  may appoint  another  director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     6.4  Telephone  Meetings.  Members of a committee of the Board of Directors may  participate  in a  meeting  by means  of a  conference  telephone  or other communications  equipment if all persons  participating  in the meeting can hear each other at the same time.  Participation  in a meeting by these  means  shall constitute presence in person at the meeting

     6.5  Consent by  Committees  Without a  Meeting.  Any  action  required  or permitted  to be taken at any meeting of a committee  of the Board of  Directors may be taken  without  a  meeting,  if a consent  in  writing  or by  electronic transmission  to such  action is given by each  member of the  committee  and is filed with the minutes of proceedings of such committee.

     6.6  Vacancies.  Subject to the provisions  hereof,  the Board of Directors shall have the power at any time to change the membership of any  committee,  to fill all  vacancies,  to  designate  alternate  members to replace any absent or disqualified  member or to dissolve any such committee.  Subject to the power of the Board of  Directors,  the members of the  committee  shall have the power to fill any vacancies on the committee.

                             ARTICLE VII - OFFICERS

     7.1  General  Provisions.  The  officers  of the  Company  shall  include a president,  a  secretary  and a  treasurer  and may  include  a chief  executive officer,  one or more  vice  presidents,  a  chief  operating  officer,  a chief financial officer, a chief compliance officer, one or more assistant secretaries and one or more assistant  treasurers.  In addition,  the Board of Directors may from time to time elect such other  officers with such powers and duties as they shall deem  necessary  or  desirable.  The Board of  Directors  may  designate a
Chairman of the Board and a vice chairman of the Board, who shall not, solely by reason of such  designation,  be  officers  of the  Company  but shall have such powers and duties as determined by the Board of Directors from time to time. The officers of the  Company  shall be elected  annually by the Board of  Directors, except  that the chief  executive  officer  or  president  may from time to time appoint  one or  more  vice  presidents,  assistant  secretaries  and  assistant treasurers  or other  officers.  Each officer shall hold office until his or her successor is duly elected and qualifies or until his or her death, or his or her resignation,  or removal in the manner provided herein.  Any two or more offices except president and vice president may be held by the same person.  Election of an

                                       22

officer or agent shall not of itself create  contract rights between the Company and such officer or agent.

     7.2  Removal  and  Resignation.  Any officer or agent of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Company may resign at any time by giving written notice of his or her  resignation  to the Board of  Directors,  the  Chairman  of the Board,  the
president or the secretary.  Any resignation shall take effect  immediately upon its receipt or at such later time  specified in the notice of  resignation.  The acceptance of a resignation  shall not be necessary to make it effective  unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

     7.3  Vacancies.  A  vacancy  in any  office  may be  filled by the Board of
Directors for the balance of the term.

     7.4 Chief Executive  Officer.  The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of
Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument in the name of the  Company,  except in cases  where  the  execution  thereof  shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the  Company  or shall be  required  by law to be  otherwise executed;  and in general  shall  perform  all duties  incident to the office of chief executive  officer and such other duties as may be prescribed by the Board of Directors from time to time.

     7.5 Chief Operating  Officer.  The Board of Directors may designate a chief operating officer.  The chief operating officer shall have the  responsibilities and  duties  as set  forth by the  Board of  Directors  or the  chief  executive officer.

     7.6 Chief Financial  Officer.  The Board of Directors may designate a chief financial officer.  The chief financial officer shall have the  responsibilities and  duties  as set  forth by the  Board of  Directors  or the  chief  executive officer.

     7.7 Chief Compliance Officer.  The Board of Directors may designate a chief compliance officer. The chief compliance officer shall have the responsibilities and duties as may be  assigned  to him or her by the Board of  Directors  or the chief executive officer.

     7.8 President. In the absence of a designation of a chief executive officer by the Board of Directors,  the president shall be the chief  executive  officer and in general  supervise  and  control all of the  business  and affairs of the
Company.  In the absence of a designation  of a chief  operating  officer by the
Board of Directors,  the president shall be the chief operating officer.  He may execute any deed,  mortgage,  bond,  contract or other instrument in the name of the  Company,  except in cases where the  execution  thereof  shall be expressly delegated by the Board of Directors or by this  Agreement to some other  officer or agent of the Company or shall be required  by law to be  otherwise  executed;
and in general shall perform all duties  incident to the

                                       23

office of president  and such other duties as may be  prescribed by the Board of
Directors from time to time.

     7.9 Vice  Presidents.  In the absence of the president or in the event of a vacancy in such office,  the vice  president (or in the event there be more than one vice president,  the vice presidents in the order  designated at the time of their election or, in the absence of any designation, then in the order of their election)  shall  perform the duties of the  president  and when so acting shall have  all  the  powers  of and be  subject  to all  the  restrictions  upon  the president;  and  shall  perform  such  other  duties as from time to time may be assigned to such vice president by the chief executive officer, the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents  as  executive  vice  president,  senior vice  president,  or as vice president for particular areas of responsibility.

     7.10 Secretary. The secretary shall (a) keep the minutes of the proceedings of the  stockholders,  the Board of  Directors  and  committees  of the Board of
Directors  in one or more  books  provided  for that  purpose;  (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian  of the  corporate  records and of the seal of the Company;  (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;  (e) have general charge of the stock  transfer books of the Company;  and (f) in general  perform such  other  duties  as from  time to time may be  assigned  to him by the chief executive officer, the president or by the Board of Directors.

     7.11  Treasurer.  The  treasurer  shall keep full and accurate  accounts of receipts and  disbursements  in books belonging to the Company and shall deposit all  moneys  and other  valuable  effects  in the name and to the  credit of the
Company in such depositories as may be designated by the Board of Directors.  In the  absence  of a  designation  of a chief  financial  officer  by the Board of
Directors, the treasurer shall be the chief financial officer of the Company.

     The treasurer  shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors,  the chief executive officer and the president at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her  transactions  as  treasurer  and of the  financial condition of the Company.

     If required by the Board of Directors, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be  satisfactory to the Board of Directors for the faithful  performance of the duties of his or her office  and for the  restoration  to the  Company,  in case of his or her death, resignation,  retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

     7.12  Assistant  Secretaries  and  Assistant   Treasurers.   The  assistant
secretaries and assistant treasurers,  in general,  shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.  The assistant treasurers  shall,  if  required by the Board of  Directors,  give bonds for

                                       24

the  faithful  performance  of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

                  ARTICLE VIII - ACCOUNTING AND BANK ACCOUNTS

     8.1 Fiscal Year.  The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code.

     8.2 Books and Records.  At all times  during the  existence of the Company, the Company  shall cause to be  maintained  full and accurate  books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company's business. The books and records of the Company shall be maintained at the principal  office of the Company or such other  location as is authorized
by  the  Board  of  Directors.   Each  Member  (or  such   Member's   designated
representative)  shall have the right during  ordinary  business  hours and upon reasonable  notice to inspect and copy (at such  Member's own expense) all books and records of the Company.

     8.3 Financial Reports.

          (a) Within  ninety (90) days after the end of each fiscal year,  there shall be prepared and delivered to each Member:

               (i) a  balance  sheet  as of the end of  such  year  and  related financial statements for the year then ended; and

               (ii) other pertinent information regarding the Company.

          (b) As soon as  practical  after the end of each  fiscal  year,  there shall be prepared and delivered to each Member all information with respect to the Company  necessary for the  preparation of the Members'  Federal and state income tax returns.

     8.4 Tax Returns and Elections;  Tax Matters Member. The Company shall cause to be prepared and timely filed all Federal,  state and local income tax returns or other  returns or statements  required by  applicable  law. The Company shall claim all  deductions  and make such  elections  for federal or state income tax purposes  that the Board of Directors  reasonably  believe will produce the most favorable  tax results for the  Members.  Tortoise  Total  Return Seed Corp.  is
hereby  designated as the Company's "Tax Matters  Member," to serve with respect to the Company in the same capacity as a "tax matters partner" as defined in the
Code,  and in such  capacity is hereby  authorized  and empowered to act for and represent  the  Company  and each of the  Members  before the  Internal  Revenue
Service in any audit or  examination  of any  Company  tax return and before any court selected by the Members for judicial review of any adjustment  assessed by the Internal  Revenue  Service.  Tortoise  Total  Return Seed Corp.  does hereby accept such designation. The Members specifically acknowledge,  without limiting the general applicability of this Section, that the Tax Matters Member shall not be liable,  responsible or accountable in damages or otherwise to the Company or any Member  with  respect to any action  taken by it in its  capacity  as a "Tax
Matters Member." All  out-of-pocket  expenses incurred by the Tax Matters Member in the  capacity of "Tax Matters  Member"  shall be  considered  expenses of the
Company   for  which  the  Tax  Matters   Member   shall  be  entitled  to  full
reimbursement.

                                       25

     8.5 Section 754 Election.  In the event a  distribution  of Company  assets occurs that  satisfies the provisions of Section 734 of the Code or in the event a transfer of an Interest occurs that satisfies the provisions of Section 743 of the  Code,  the  Board of  Directors  in its sole and  absolute  discretion  may determine  whether to elect,  pursuant to Section 754 of the Code, to adjust the basis of the Property to the extent allowed by such Section 734 or 743.

     8.6 Bank  Accounts.  All  funds of the  Company  shall  be  deposited  in a separate  bank,  money  market or similar  account(s)  approved  by the Board of
Directors and in the Company's name. Withdrawals therefrom shall be made only by persons authorized to do so by the Board of Directors.

          ARTICLE IX - TRANSFERS OF INTERESTS AND EVENTS OF WITHDRAWAL

     9.1 General  Restrictions.  Except as expressly provided in this Agreement, no Member may Transfer all or any part of such Member's Interest.  Any purported
Transfer of an Interest in  violation  of the terms of this  Agreement  shall be null and void and of no effect.  A permitted  Transfer  shall be effective as of the date specified in the instruments  relating thereto. Any Transferee desiring to make a further Transfer shall become subject to all of the provisions of this
Article IX to the same extent and in the same  manner as any Member  desiring to make any Transfer.

     9.2 Permitted  Transfers.  Each Member (a "Transferor") may, subject to the approval of the Board of Directors in its sole discretion,  Transfer (but not to substitute the assignee as a Substitute Member in such Member's place, except in accordance with Section 9.3), by a written  instrument,  all or any part of such
Member's  Interest,   provided  that  the  Transfer  would  not  result  in  the
"termination"  of the  Company  pursuant  to ss.  708 of the  Code  and  further provided that the Transfer (whether alone or taken in conjunction with any other transaction)  will not result in the Company being treated as a publicly  traded partnership  within the meaning of ss.  7704(b) of the Code.  Any assignee of an
Interest as allowed by this Section 9.2 who does not become a Substitute  Member as provided in Section 9.3 (a "Transferee")  shall not be a Member and shall not have any right to vote as a Member or to  participate  in the  management of the business  and affairs of the  Company,  such right to vote such  Interest and to participate  in the  management  of the  business  and  affairs  of the  Company continuing with the Transferor.  The Transferee shall,  however,  be entitled to distributions and allocations of the Company,  as provided in Article IV of this
Agreement,  attributable  to the Interest that is the subject of the Transfer to such  Transferee.  No  Transfer  as  contemplated  by this  Section 9.2 shall be permitted absent (i) compliance with the registration requirements under Federal and  applicable  state  securities  laws or an opinion of counsel to the Company that such Transfer qualifies for an exemption therefrom and (ii) compliance with the  regulatory  safe harbors  provided to insure that the Company  shall not be treated as a publicly  traded  partnership  within the meaning of ss. 7704(b) of the Code or an opinion of counsel to the  Company  that such  Transfer  (whether alone or taken in conjunction  with any other  transaction)  shall not result in the Company being treated as a publicly traded partnership within the meaning of
ss. 7704(b) of the Code.

     9.3 Substitute  Members.  No assignee of all or part of a Member's Interest shall become a Member in place of the Transferor (a "Substitute  Member") unless and until:

                                       26

          (a) The  Transferor  (if  living)  has stated  such  intention  in the instrument of assignment;

          (b) The Transferee  has executed an instrument  accepting and adopting the terms and provisions of this Agreement;

          (c) The Transferor or Transferee  has paid all reasonable  expenses of the  Company  in  connection  with the  admission  of the  Transferee  as a
     Substitute Member;

          (d) If required by the Board of Directors,  the Transferor  shall have obtained  an  opinion of counsel to the  Company  that such  Transfer:  (i)
     complies with the  registration  requirements  under Federal and applicable state  securities  laws or qualifies for an exemption  therefrom,  and (ii)
     will  not  result  in  the  Company  being  treated  as a  publicly  traded partnership pursuant to ss. 7704 of the Code; and

          (e) The Board of Directors has provided its prior  written  consent to such Transfer, which consent may be withheld in its sole discretion.

Upon  satisfaction  of  all  of  the  foregoing  conditions  with  respect  to a
Transferee, the Board of Directors shall cause this Agreement to be duly amended to reflect the admission of the Transferee as a Substitute Member.

     9.4 Effect of Admission as a Substitute  Member.  Unless and until admitted as a  Substitute  Member  pursuant  to Section  9.3, a  Transferee  shall not be entitled to exercise any rights of a Member in the Company,  including the right to vote,  grant  approvals or give consents with respect to such  Interest,  the right to require any information or accounting of the Company's  business or the right to inspect the Company's books and records, but a Transferee shall only be entitled  to  receive,  to  the  extent  of the  Interest  transferred  to  such
Transferee,  the  Distributions  to which the  Transferor  would be entitled.  A
Transferee who has become a Substitute Member has, to the extent of the Interest transferred to such Transferee, all the rights and powers of the Member for whom
such  Transferee  is  substituted  and  is  subject  to  the   restrictions  and
liabilities  of a Member under this  Agreement and the Act. Upon  admission of a
Transferee as a Substitute  Member, the Transferor shall cease to be a Member of the  Company to the extent of such  Interest.  A Person  shall not cease to be a
Member upon  assignment  of all of such Member's  Interest  unless and until the
Transferee becomes a Substitute Member.

     9.5 Additional Members and Interests.

          (a)  Authority  to Admit  Additional  Members  and  Accept  Additional
     Contributions.  Additional  Members  may be  admitted  to the  Company  and additional  Interests  may be issued  at such  times  and in  exchange  for contributions  in such amounts as are  determined by the Board of Directors in its sole  discretion.  The  contributions  may be made in  exchange  for
     Units, as contemplated in Section 9.5(b) hereof, or for Preferred Units, as contemplated in Section 9.5(c) hereof.

          (b) Units.  Any additional  Interests  issued by the Company for Units are to be  issued  at a price  equal  to the Net  Asset  Value  per Unit as determined  at any time within two business  days prior to such issuance in accordance  with Section  23(b) of the 1940

                                       27

     Act.  Whenever any  additional  Member is admitted to the  Company,  or any additional  Interest is issued, in accordance with this Section 9.5(b), the
     Percentage  Interest of each Member  outstanding  immediately prior to such admission or issuance shall be decreased  proportionately,  as appropriate, to  maintain  the  aggregate  Percentage  Interests  of the  Members at one hundred  percent  (100%).  The Board of Directors shall cause Schedule A to this  Agreement to be amended to reflect any  adjustment in the  Percentage
     Interests of the Members in accordance  with this Section 9.5. This Section
     9.5(b) shall not apply to the sale or issuance of any Preferred Units.

          (c) Preferred Units. At the sole and absolute  discretion of the Board of Directors, the Company may admit additional Members or accept additional contributions  from Members in exchange for Preferred Units in the Company.
     Any Preferred Units issued will only participate in the Company's Income or
     Loss (or items  thereof) to the extent of a specified  guaranteed  payment, within the meaning of ss.  707(c) of the Code, as agreed to by the Board of
     Directors  and the  holders of those  Preferred  Units.  The holders of the
     Preferred Units shall have only those rights or privileges  required by the
     Act  and the  1940  Act,  or as  otherwise  explicitly  set  forth  in this
     Agreement.

     9.6  Redemption of Interests.  Any Interest may be redeemed by the Company, by purchase or otherwise, upon the consent of the holder of such Interest and of the Board of  Directors.  Whenever  any  Interest  is redeemed by the Company in accordance  with this  Section  9.6,  the  Percentage  Interest  of each  Member
outstanding   immediately   following   such   redemption   shall  be  increased
proportionately,  as appropriate, to maintain the aggregate Percentage Interests of the Members at one hundred percent (100%). The Board of Directors shall cause
Schedule A to this  Agreement  to be amended to reflect  any  adjustment  in the
Percentage Interests of the Members in accordance with this Section 9.6.

     The Board of Directors may redeem Interests through a tender offer process.
This process  anticipates  Members making written requests to tender their Units by the first day of a calendar  quarter.  Following  such  notice,  the Board of
Directors will consider a recommendation from the advisor retained to manage the assets of the Company to initiate a tender offer. The Board of Directors, in its sole discretion,  will determine the terms and conditions  pursuant to which the
Company may undertake a written tender offer.  Notice of any such tender will be sent to all  Members  describing  the terms of the  tender  offer and  providing information on how to  participate  in such tender offer.  In the event any such tender offer is over subscribed,  the Board of Directors may consider increasing the tender offer size, subject to limitations of applicable law. If the Board of
Directors  does not  increase  the size of the tender  offer,  the Company  will repurchase  Interests on a pro rata basis from those seeking to sell  interests.
The Company will seek to provide payment for any tendered  Interests  within ten days after such Interests have been valued for purposes of the tender offer. The terms, conditions, process, and timing of any tender offer will be determined by the Board of Directors in its sole discretion. Any Member redeeming its Interest may be paid,  in the  discretion  of the Board of  Directors,  in cash or by the distribution  of securities  in-kind,  or partly in cash and partly in kind. Any in-kind  distribution  of  securities  will be value at the Fair  Value for such securities. Any Member seeking to redeem a portion of the Interests held by such
Member,  whether by tender offer or otherwise,  must maintain a capital  account balance of at least  $2,000,000,  unless waived by the Board of

                                       28

Directors  in its  sole  discretion.  The  Company  reserves  the  right  not to repurchase, by tender offer or otherwise, any Units that would cause a Member to have a capital account balance of less than $2,000,000 after such repurchase.

     9.7  Withdrawal.  A Member  ceases to be a Member of the  Company  upon the occurrence of any of the following events (an "Event of Withdrawal"):

          (a) All of the  Interests  of such  Member are  redeemed  pursuant  to
     Section 9.6;

          (b)  The  Board  of  Directors,  in its  sole  discretion,  reasonably determines that a Member's  Interest may cause: (i) a significant  delay in operations,  an extraordinary  expense, or a material adverse effect on the
     Company or any of its affiliates, or any entity in which the Company or any of its affiliates holds an investment or proposed  investment,  or (ii) the
     Company to be deemed a "publicly traded partnership" under the Code.

                    ARTICLE X - DISSOLUTION AND TERMINATION

     10.1 Events  Causing  Dissolution.  The Company shall be dissolved upon the first to occur of the following events:

          (a) The unanimous written agreement of the Members to dissolve.

          (b) An Event of Withdrawal with respect to the sole remaining Member.

          (c) Upon the approval of the Board of Directors.

          (d) Upon the  entry of a decree of  dissolution  with  respect  to the
     Company by a court of competent jurisdiction.

          (e)  When the  Company  is not the  surviving  entity  in a merger  or consolidation under the Act.

     10.2 Effect of  Dissolution.  Except with respect to the  occurrence  of an event referred to in Section 10.1(e),  and except as otherwise  provided in this
Agreement,  upon the  dissolution of the Company,  the Board of Directors  shall take such  actions as may be required  pursuant to the Act and shall  proceed to wind up,  liquidate and  terminate  the business and affairs of the Company.  In connection with such winding up, the Board of Directors shall have the authority to liquidate  and reduce to cash (to the extent  necessary or  appropriate)  the assets of the Company as promptly as is  consistent  with  obtaining  Fair Value therefor,  to apply and  distribute  the  proceeds of such  liquidation  and any remaining assets in accordance with the provisions of Section 4.2, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

                           ARTICLE XI - MISCELLANEOUS

     11.1 Title to the Property. Title to the Property shall be held in the name of the Company.  No Member shall  individually  have any  ownership  interest or rights in the Property,

                                       29

except indirectly by virtue of such Member's ownership of an Interest. No Member shall have any right to seek or obtain a partition  of the  Property,  nor shall any  Member  have the  right to any  specific  assets  of the  Company  upon the liquidation of or any distribution from the Company.

     11.2  Nature of  Interest in the  Company.  An  Interest  shall be personal property for all purposes.

     11.3 Organizational  Expenses.  The Company shall pay all expenses incurred in connection  with the creation and formation of the Company and preparation of this Agreement.

     11.4  Notices.  Any  notice,  demand,  request  or other  communication  (a
"Notice")  required or permitted to be given by this Agreement or the Act to the
Company,  any Member,  or any other Person shall be sufficient if in writing and if hand  delivered or mailed by registered  or certified  mail to the Company at its  principal  office or to a Member or any other Person at the address of such
Member or such other  Person as it appears on the records of the Company or sent by facsimile  transmission to the telephone  number,  if any, of the recipient's facsimile  machine  as such  telephone  number  appears  on the  records  of the
Company.  All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid.  All Notices that are hand delivered shall be  deemed  to be given  upon  delivery.  All  Notices  that are  given by facsimile transmission shall be deemed to be given upon receipt, it being agreed that the burden of  proving  receipt  shall be on the sender of such  Notice and such burden  shall not be satisfied by a  transmission  report  generated by the sender's facsimile machine.

     11.5 Waiver of Default.  No consent or waiver,  express or implied,  by the
Company  with  respect to any breach or default by a Member  hereunder  shall be deemed or  construed  to be a consent or waiver with respect to any other breach or default by such Member of the same  provision or any other  provision of this
Agreement.  Failure on the part of the Company to complain of any act or failure to act of a Member or to declare  such Member in default  shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

     11.6 No  Third  Party  Rights.  None of the  provisions  contained  in this
Agreement  shall be for the  benefit  of or  enforceable  by any third  parties, including, but not limited to, creditors of the Company; provided,  however, the
Company  may  enforce  any rights  granted  to the  Company  under the Act,  the
Certificate, or this Agreement.

     11.7 Entire  Agreement.  This  Agreement,  together  with the  Certificate, constitutes the entire agreement among the Members, in such capacity, concerning the formation, operation and continuation of the Company.

     11.8 Amendments to this Agreement.

          (a) Except as otherwise  provided herein,  this Agreement shall not be modified or amended in any manner other than by the written  agreement of a
     Super-Majority in Interest at the time of such modification or amendment.

          (b) This  Agreement may be amended by the Board of Directors,  without any  execution of such  amendment  by the Members,  in order to reflect the occurrence  of  any

                                       30

     of the  following  events  provided  that  all of the  conditions,  if any, contained in the relevant  sections of this  Agreement with respect to such event have been satisfied:

               (i) an adjustment of the Percentage Interests of the Members upon making  a  Capital  Contribution  (Section  3.2(b)  hereof),  upon the admission  of an  additional  Member  or  issuance  of  an  additional
          Interest  (Section 9.5 hereof),  or upon the redemption of an Interest
          (Section 9.6 hereof);

               (ii)  the  modification  of this  Agreement  to  comply  with the relevant  tax laws  pursuant  to Sections  3.3 or 4.5(j)  hereof or to comply with any applicable provisions of the 1940 Act; and

               (iii) the admission of a Substitute Member (Section 9.3 hereof).

          (c) Anything in this  Section  11.8 to the  contrary  notwithstanding, without the written consent of all Members,  no amendment to this Agreement may:

               (i) add to, detract from or otherwise  modify the purposes of the
          Company as set forth in the Certificate;

               (ii) enlarge the obligations of any Member under this Agreement;

               (iii) amend any  provisions of Article IV other than an amendment to comply with the relevant tax laws as provided in Section 4.5(j); or

               (iv) amend this Section 11.8 or any  provision of this  Agreement requiring the consent of a Super-Majority in Interest.

     11.9 Severability.  In the event any provision of this Agreement is held to be illegal,  invalid or unenforceable to any extent, the legality,  validity and enforceability  of the remainder of this Agreement shall not be affected thereby and shall  remain in full force and effect and shall be enforced to the greatest extent permitted by law.

     11.10 Binding Agreement.  Subject to the restrictions on the disposition of
Interests  herein  contained,  the provisions of this Agreement shall be binding upon,  and inure to the  benefit  of, the  parties  hereto and their  respective heirs, personal representatives, successors and permitted assigns.

     11.11  Headings.  The  headings  of the  Certificate  and  Sections of this
Agreement are for convenience  only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

     11.12  Counterparts.  This  Agreement  may be  executed  in any  number  of counterparts,  each of which shall be deemed to be an original  and all of which shall  constitute one agreement that is binding upon all of the parties  hereto, notwithstanding that all parties are not signatories to the same counterpart.

                                       31

     11.13  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     11.14  Remedies.  In the event of a default by any party in the performance of any obligation undertaken in this Agreement,  in addition to any other remedy available to the non-defaulting  parties, the defaulting party shall pay to each of the  non-defaulting  parties  all costs,  damages,  and  expenses,  including reasonable  attorneys' fees, incurred by the non-defaulting  parties as a result of such  default.  In the event  that any  dispute  arises  with  respect to the
enforcement,   interpretation,  or  application  of  this  Agreement  and  court proceedings are instituted to resolve such dispute, the prevailing party in such court proceedings shall be entitled to recover from the non-prevailing party all costs and expenses,  including,  but not limited to, reasonable attorneys' fees, incurred by the prevailing party in such court proceedings.

     11.15 Power of Attorney.

          (a) Each  Member does  hereby  constitute  and appoint the Tax Matters
     Member as its true and lawful representative and  attorney-in-fact,  in its name, place, and stead to make,  execute,  sign, and file (i) any amendment to the Certificate required because of an amendment to this Agreement or an order to  effectuate  any change in the Members of this  Company,  (ii) any amendments  to this  Agreement  made pursuant to Section 11.8 and (iii) all such other instruments,  documents,  and certificates that may from time to time be  required  by the laws of the  State  of  Delaware  to  effectuate, implement,  and continue the valid and subsisting  existence of the Company or to dissolve the Company.

          (b) The power of attorney  granted  pursuant to this Section  11.15 is coupled  with an interest  and shall (i) survive and not be affected by the subsequent dissolution,  termination,  or bankruptcy of the Member granting such  power of  attorney  or the  Transfer  of all or any  portion  of such
     Member's Interest,  and (ii) extend to such Member's  successors,  assigns, and legal representatives.

                                       32

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first written above.

                               TORTOISE TOTAL RETURN SEED CORP.

                               By:
                                   ---------------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                               EACH OTHER MEMBER OF THE COMPANY

                               By:
                                   ---------------------------------------------
                                    David J. Schulte, President of the Company
                                    pursuant to authority granted to him by each
                                    other Member

                                       33

                                   SCHEDULE A

                                            Capital                   Percentage
Name and Address of Member                  Contribution              Interest
--------------------------                  ------------              --------

                                            $___________              ______%
-----------------------------------

                                            $___________              ______%
-----------------------------------

                                            $___________              ______%
-----------------------------------

                                            $___________              ______%
-----------------------------------

                                            $___________              ______%
-----------------------------------
                                            $                       $       %
                                             ==========              =======

         Total                              $___________               100%

                                       34